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                                                                    Exhibit 23.1







                         INDEPENDENT AUDITOR'S CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 2002, in the Registration Statement (Form S-4) and related Prospectus of Associated Materials Incorporated for the registration of $165,000,000 of 9 3/4% Senior Subordinated Notes due 2012.

                                       /s/ Ernst & Young LLP

Dallas, Texas
June 28, 2002